SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 25, 2003

FIRSTBANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation	000-14209 (Comission File Number)	38-2633910 (IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)	48801 (Zip Code)

Registrant’s telephone number,
including area code: (989) 463-3131

Item 7.	Financial Statements and Exhibits.

Exhibit

99.1 Press release dated November 25, 2003 with respect to Declaration of a 5% Stock Dividend

99.1 Press release dated November 25, 2003 with respect to Update to Share Repurchase Program

Item 9	Regulation FD Disclosure.

On November 25, 2003, Firstbank Corporation issued a press release announcing a 5% stock dividend to be paid December 31, 2003 to shareholders of record as of December 18, 2003.

On November 25, 2003, Firstbank Corporation issued a press release announcing that Firstbank Corporation's Board of Directors had approved an increase in the amount of funds authorized for expenditure for the continuation of the company's common stock repurchase program.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 25, 2003	FIRSTBANK CORPORATION (Registrant)

By:	/s/ Samuel G. Stone
Samuel G. Stone Executive Vice President and CFO

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EXHIBIT INDEX

99.1	Press Release dated November 25, 2003 with respect to 5% Stock Dividend.

99.2	Press Release dated November 25, 2003 with respect to Update to Share Repurchase Plan.

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EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Samuel G. Stone
Date Submitted: November 25, 2003	Executive Vice President and
NASDAQ Symbol: FBMI	Chief Financial Officer
(989) 466-7325

FIRSTBANK CORPORATION DECLARES STOCK DIVIDEND

Alma, Michigan (FBMI) – Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation, announced that a 5% stock dividend will be paid December 31, 2003 to shareholders of record as of December 18, 2003.

Mr. Sullivan stated, “This is the twelfth consecutive year Firstbank Corporation has declared a 5% stock dividend, which is in addition to the 2 for 1 stock splits issued in 1993 and 1998. While quarter-to-quarter earnings comparisons currently are being affected by the end of the mortgage refinance boom, the stock dividend is consistent with the underlying earnings power of the company and the strong capital position.” Sullivan continued, “The Board of Directors is pleased to share these strengths with our shareholders. Additionally, cash dividends, including the effect of stock dividends and splits, have increased at a compound annual growth rate of 11% per year over the past five years.”

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $765 million and 35 banking offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank – Alma; Firstbank (Mt. Pleasant); Firstbank – West Branch; Firstbank – Lakeview: and Firstbank – St. Johns. Other corporate affiliates include 1st Armored Inc.; 1st Title; Gladwin Land Company, Inc.; and C.A. Hanes Realty, Inc. Investment services are available through affiliations with CB Wealth Management N.A., MML Investors Services, Inc., Raymond James Financial Services Inc., and SunAmerica Securities Inc.

EXHIBIT 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Samuel G. Stone
Date Submitted: November 25, 2003	Executive Vice President and
NASDAQ Symbol: FBMI	Chief Financial Officer
(989) 466-7325

Firstbank Corporation Announces Update to Share Repurchase Program

Alma, Michigan (FBMI) – Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation, announced the authorization by Firstbank Corporation’s Board of Directors for the continuation of the company’s common stock repurchase program announced on July 23, 2002.

In the fourth quarter of 2003, through November 21, the company has repurchased 72,900 shares. Combined with expenditures for these share repurchases and those disclosed previously, the company has spent approximately $8.2 million of the $10 million previously authorized. The update announced today will re-establish authorization to repurchase shares for an aggregate amount of up to $10 million from this point forward.

Mr. Sullivan stated, “The updated authorization allows shares to be repurchased from time to time in keeping with the company’s capital needs and desire to maintain a ‘well capitalized’ regulatory capital rating. We continue to have growth objectives and expectations, and plan to retain appropriate capital in the company to support growth opportunities.” Sullivan continued, “Firstbank Corporation plans to continue to rely primarily on open market purchases using selected brokerage firms, on a rotating basis, to conduct its share repurchase activity.”

The timing and amount of share repurchases will be determined by the company’s management based on its evaluation of market and economic conditions and other factors. The company reported that the repurchased shares will be available for use in connection with the company’s stock option plans, employee stock purchase and other stock benefit plans, and for general corporate purposes, including acquisitions.

Firstbank Corporation
Share Repurchase Release
November 25, 2003

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $765 million and 35 banking offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank – Alma; Firstbank (Mt. Pleasant); Firstbank – West Branch; Firstbank — Lakeview; and Firstbank – St. Johns. Other corporate affiliates include 1st. Armored Inc.; 1st. Title; Gladwin Land Company, Inc.; and C.A. Hanes Realty, Inc. Investment services are available through affiliations with CB Wealth Management N.A., MML Investors Services, Inc., Raymond James Financial Services Inc., and SunAmerica Securities Inc. Information on Firstbank Corporation is available on the Internet at http://www.firstbank-corp.com

Statements in this press release regarding the company’s intention to repurchase shares of its common stock from time to time under the stock repurchase program, the intended use of any repurchased shares and the maintenance of the company’s capital position are forward-looking statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations, general economic conditions, and other factors identified in the company’s Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.